Exhibit 10.4

ACKNOWLEDGEMENT AND CONSENT
(GUARANTY)

Reference is made to the Amended and Restated Guaranty dated as of December 22, 2006, executed by the undersigned in favor of SIRVA Relocation Credit, LLC (the “Guaranty”).  The undersigned (i) consent and agree to the foregoing Waiver and Amendment, (ii) confirm that references in the Guaranty to the Receivables Sale Agreement shall be references to such agreement as amended and restated by the foregoing Waiver and Amendment, and (iii) confirm that the Guaranty is in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and Consent as of February 5, 2008.

SIRVA WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
Title: SVP Treasurer & Investor Relations

NORTH AMERICAN VAN LINES, INC.

By:	/s/ Douglas V. Gathany
Title: SVP Treasurer & Investor Relations